UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 26, 2017
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Results of Operations and Financial Condition.

On June 26, 2017, Finjan Holdings, Inc. (the “Company”) issued a press release announcing that it has commenced an underwritten registered public offering of its common stock. All shares offered are to be sold by the Company with B. Riley & Co., LLC acting as the sole bookrunner in the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 27, 2017, the Company issued a press release announcing that it has priced its underwritten registered public offering of 3,600,000 shares of its common stock for gross proceeds of $11.3 million. All shares offered are to be sold by the Company with B. Riley & Co., LLC acting as the sole bookrunner in the offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1 99.2
Press Release, dated June 26, 2017, entitled “Finjan Announces Public Offering of Common Shares.”

Press Release, dated June 27, 2017, entitled “Finjan Announces Pricing of Public Offering of Common Shares.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: June 27 , 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer